File No. 70-10171


                United States Securities and Exchange Commission
                             Washington, D.C. 20549
                    ----------------------------------------
                         Post-Effective Amendment No. 1
                           To Application on Form U-1
                                    under the
                   Public Utility Holding Company Act of 1935
                    ----------------------------------------

                                     E.ON AG
                          Hibernia Industriewerte GmbH
                                  E.ON-Platz 1
                                40479 Dusseldorf
                                     Germany

                    (Names of companies filing this statement
                  and addresses of principal executive offices)
                    ----------------------------------------

                                     E.ON AG
                    (Name of top registered holding company)
                    ----------------------------------------

                               Karl-Heinz Feldmann
                      Vice President General Legal Affairs
                                     E.ON AG
                                  E.ON-Platz 1
                                40479 Dusseldorf
                                     Germany
                         Telephone: 011-49-211-4579-388
                         Facsimile: 011-49-211-4579-610
                         Facsimile: 011-49-211-4579-610

                   (Names and addresses of agents for service)


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                 The Commission is also requested to send copies
             of any communication in connection with this matter to:

Tia S. Barancik                           Markian M. W. Melnyk
LeBoeuf, Lamb, Greene & MacRae, L.L.P.    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street                      1875 Connecticut Ave., N.W.
New York, NY 10019-5389                   Washington, D.C. 20009-5728
Telephone: (212) 424-8455                 Telephone: (202) 986-8212
Facsimile: (212) 424-8500                 Facsimile: (202) 986-8102




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          On September 23, 2003, E.ON AG filed an Application on Form U-1 under
File No. 70-10171. The Application was amended by Amendment No. 1 on December 24, 2003. This Post-Effective Amendment No. 1 to the Application updates Amendment No. 1 by restating Item 6 thereof.

                                    * * * * *

Item 6. Exhibits and Financial Statements

Exhibits

A    Form of E.ON Nonutility Money Pool Agreement.

B    Opinion of Counsel.

C    Past-tense Opinion of Counsel (to be filed under Rule 24).

D    Form of Notice.

Financial Statements

FS-1 Balance Sheet and Income  Statement of Hibernia  Industriewerte  GmbH as of
     December 31, 2002 (filed herewith).


                                    * * * * *

                                   SIGNATURES

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicants have duly caused this Amendment to be signed on their behalf by the undersigned thereunto duly authorized on the dates indicated. The signature of the Applicants and of the persons on their behalf are restricted to the information contained in this application which is pertinent to the application of the respective companies.

E.ON AG

By: /s/ Karl-Heinz Feldman                      By: /s/ Stefan Hloch

Name:  Karl-Heinz Feldman                       Name: Stefan Hloch
Title: General Counsel                          Title: Treasurer

Date:  January 13, 2004                         Date:  January 13, 2004


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Hibernia Industriewerte GmbH

By: /s/ Hans Gisbert Ulmke                      By: /s/ Dr. Michael Bangert

Name:  Hans Gisbert Ulmke                       Name: Dr. Michael Bangert
Title: Executive Vice President - Finance       Title: Vice President - Finance

Date:  January 13, 2004                         Date: January 13, 2004


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                                  Exhibit Index

--------- ----------------------------------------------------------------------
FS - 1    Balance Sheet and Income Statement of Hibernia Industriewerte GmbH
          as of December 31, 2002
--------- ----------------------------------------------------------------------




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